UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

LiveDeal, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada	89119
(Address of Principal Executive Offices)	(Zip code)

(702) 939-0231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of LiveDeal, Inc. (the “Company”) was held on July 11, 2014. At the meeting, Richard D. Butler, Jr., Dennis Gao, Jon Isaac, Tony Isaac and Kenneth L. Waggoner were elected as directors, each to hold office until the Company’s next Annual Meeting of Stockholders or until his successor is elected and qualified. The voting results of the director elections and other proposals considered at the meeting, which were described in more detail in the definitive proxy statement that the Company filed with the Securities and Exchange Commission on June 23, 2014, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard D. Butler, Jr.	5,967,493	24,727	4,275,020
Dennis (De) Gao	5,930,888	61,332	4,275,020
Jon Isaac	5,808,980	183,240	4,275,020
Tony Isaac	5,811,964	180,256	4,275,020
Kenneth L. Waggoner	5,971,391	20,829	4,275,020

Proposal No. 2 – Approval of LiveDeal, Inc. 2014 Omnibus Equity Incentive Plan

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve the LiveDeal, Inc. 2014 Omnibus Equity Incentive Plan	5,796,396	184,140	11,684	4,275,020

Proposal No. 3 – Approval of Amendment to Amended and Restated Articles of Incorporation (Increase in Authorized Common Stock)

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve an amendment to the Company’s Amended and Restated Articles of Incorporation increasing the number of shares of common stock authorized for issuance by LiveDeal, Inc. from 30,000,000 shares to 60,000,000 shares	9,285,415	714,814	177,890	89,121

Proposal No. 4 – Convertible Note Transaction

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve a transaction involving the Company’s issuance of convertible notes	5,877,323	108,629	6,268	4,275,020

Proposal No. 5 – Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions
To ratify the Audit Committee’s appointment of Anton & Chia, LLP as LiveDeal’s independent registered public accounting firm for the fiscal year ending September 30, 2014	10,074,979	89,411	102,850

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: July 16, 2014	/s/ Jon Isaac
Jon Isaac
President and Chief Executive Officer

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